Press Release

Thomas & Betts Shareholders approve acquisition by ABB

Zurich, Switzerland and Memphis, Tennessee, May 2, 2012 – ABB Ltd (NYSE: ABB), the leading power and automation technology group, and Thomas & Betts Corporation (NYSE: TNB), a North American leader in low voltage products, today announced that Thomas & Betts shareholders have voted to approve the merger agreement pursuant to ABB acquiring Thomas & Betts for $72 per share in cash.

Of the shares voted at today’s special meeting 99% were voted in favor of the approval of the merger agreement, which represents approximately 75% of Thomas & Betts’ total outstanding shares of common stock as of the recorded date for the meeting.

Approval of the merger agreement by Thomas & Betts shareholders satisfies one of the conditions to complete the acquisition of Thomas & Betts by ABB.  The closing of the acquisition remains subject to clearance by the European Commission and the Canadian antitrust authorities and the other closing conditions set forth in the merger agreement.  The transaction has already been cleared by the US and Turkish antitrust regulators. While a definitive closing date cannot yet be determined, ABB and Thomas & Betts continue to expect that the transaction will close in mid-2012.

ABB forward-looking statements

This press release contains "forward-looking statements" relating to the acquisition of Thomas & Betts by ABB. Such forward-looking statements are based on current expectations but are subject to risks and uncertainties, many of which are difficult to predict and are beyond the control of ABB, which could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Among other risks and uncertainties, there can be no guarantee that the acquisition will be completed, or if it is completed, that it will close within the anticipated time frame. Additional risks and uncertainties relating to the acquisition include: required regulatory approvals may not be obtained in a timely manner, if at all; the anticipated benefits of the acquisition, including synergies, may not be realized; and the integration of Thomas & Betts’ operations with those of ABB may be materially delayed or more costly or difficult than expected. Forward-looking statements in the press release should be evaluated together with the many uncertainties that affect ABB’s business, particularly those identified in the cautionary factors discussion in ABB’s Annual Report on Form 20-F for the year ended Dec. 31, 2011. ABB undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Thomas & Betts forward-looking statements

This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts and are subject to risks and uncertainties in the operations, business, economic and political environment of Thomas & Betts. Forward-looking statements may be identified by the use of words such as "achieve," "should," "could," "may," "anticipates," "expects," "might," "believes," "intends," "predicts," "will" and other similar expressions. These statements are based on the current expectations and beliefs of Thomas & Betts, and involve a number of risks and uncertainties that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: 1) the possibility that Thomas & Betts and ABB may be unable to obtain regulatory approvals required for the merger; 2) the risk that a condition to closing of the proposed transaction may not be satisfied; 3) Thomas & Betts’ and ABB’s ability to consummate the proposed merger, including the financing thereof; 4) the businesses may suffer as a result of uncertainties surrounding the merger; 5) the ability of Thomas & Betts to retain and hire key personnel and maintain relationships with providers or other business partners; and 6) the industry may be subject to future regulatory or legislative actions and other risks that are described in the SEC reports filed or furnished by Thomas & Betts and ABB. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Thomas & Betts’ Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC on February 17, 2012, as well as other filings Thomas & Betts makes with the SEC.

Press Release

Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Thomas & Betts. Thomas & Betts assumes no obligation and expressly disclaims any duty to update information contained in this filing except as required by law.

For more information please contact:

ABB Media Relations: Thomas Schmidt, Antonio Ligi	ABB Investor Relations: Switzerland: Tel. +41 43 317 7111	Thomas & Betts Media and Investor Relations: Tricia Bergeron, Tel. +1 (901) 252 8266
(Zurich, Switzerland)	USA: Tel. +1 203 750 7743	tricia.bergeron@tnb.com
Tel. +41 43 317 6568 media.relations@ch.abb.com	investor.relations@ch.abb.com

For more information please contact: